Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of WorldSpace, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of WorldSpace, Inc. on Form S-8 (File No. 333-127328, effective August 9, 2005).

/s/  Grant Thornton LLP

Vienna, Virginia

March 28, 2006